EXHIBIT 99.1

WCA Waste Corporation Announces Results for the Quarter Ended March 31, 2010

HOUSTON, April 28, 2010 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the three months ended March 31, 2010. For the first quarter of 2010, revenue was $52.3 million, operating income was $3.6 million, and net loss available to common stockholders was $1.9 million, or $0.10 per share. Excluding the non-operational impact of the interest rate swap, merger and acquisition related expenses, and tax impact of restricted shares, our net loss available to common stockholders was $1.6 million, or $0.08 per share. Please refer to the attached tables below for a reconciliation of net loss available to common stockholders to adjusted net income (loss) available to common stockholders and for adjusted EBITDA as a percentage of revenue.

Tom Fatjo, Chairman of WCA Waste Corporation stated, "Revenue and earnings in the first quarter were substantially impacted by the severe weather in several markets, integration costs and the economy. However, we experienced a substantial upturn in March which provided 45% of the first quarter EBITDA. According to an industry analyst, weather during January and February of 2010 was unprecedentedly severe.

"The Company has begun to identify and successfully capture new revenue streams. We have been particularly successful in securing special waste disposal volume. We are pursuing other revenue opportunities such as coal ash disposal.

"The integration of the Live Earth acquisition, which is a major investment in the rail haul of waste on the east coast, that was consummated on December 31, 2009, is proceeding smoothly with improved operating efficiency and increased volume. Since this industry segment has a higher component of transportation costs, overall company profit margins are lower. We are very excited about the opportunity this acquisition affords WCA. We now have disposal capacity in the midwest with service to the upper east coast.

"Growth by acquisition is a renewed priority for WCA. In executing our acquisition strategy, we are placing emphasis on internalizing more waste into our Sunny Farms Landfill in Ohio and our Fort Bend County Landfill near Houston, Texas.

"We are reiterating our 2010 forecast of revenue of $225 million and EBITDA of $55 million."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations currently consist of 25 landfills, 24 transfer stations/material recovery facilities and 25 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions.  The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we are subject to a broad range of risks with respect to our acquisition activities and may be unable to successfully integrate acquired businesses or execute on our acquisition plans; we compete with large companies and municipalities with greater financial and operational resources and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and "—Cautionary Statement about Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2009, to which we refer you for additional information.

WCA -- 1st Quarter 2010 Earnings Release Information

WCA Waste Corporation Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)
	Three Months Ended March 31,
	2010	2009

Revenue	$ 52,307	$ 48,190
Expenses:
Cost of services	38,139	31,937
Depreciation and amortization	7,288	6,532
Merger and acquisition related expenses	98	--
General and administrative	3,134	3,250
	48,659	41,719
Operating income	3,648	6,471
Other income (expense):
Interest expense, net	(4,692)	(4,459)
Impact of interest rate swap	(252)	(378)
Other	9	29
	(4,935)	(4,808)

Income (loss) before income taxes	(1,287)	1,663
Income tax (provision) benefit	539	(1,099)
Net income (loss)	(748)	564
Accrued payment-in-kind dividend on preferred stock	(1,108)	(1,054)
Net loss available to common stockholders	$ (1,856)	$ (490)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders
— Basic	$ (0.10)	$ (0.03)
— Diluted	$ (0.10)	$ (0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	19,523	15,742
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	19,523	15,742

Non-GAAP Financial Measures

Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is adjusted EBITDA. EBITDA, as commonly defined, refers to earnings before interest, taxes, depreciation and amortization. Our adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including write-off of deferred financing costs and debt discount), impact of interest rate swap agreements, income tax expense, depreciation and amortization, impairment of goodwill, net (gain) loss on early disposition of notes receivable/payable, and merger and acquisition related expenses. We also use these same measures when evaluating potential acquisition candidates.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because:

  it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
  it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
  it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses adjusted EBITDA:

  as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
  as one method to estimate a purchase price (often expressed as a multiple of EBITDA or adjusted EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA or adjusted EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
  in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
  as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
  in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
  as a component of incentive cash and stock bonuses paid to our executive officers and other employees;
  to assess compliance with financial ratios and covenants included in our credit agreements; and
  in communications with investors, lenders, and others concerning our financial performance.

The following presents a reconciliation of net loss available to common stockholders to our adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2010	2009

Net loss available to common stockholders	$ (1,856)	$ (490)
Accrued payment-in-kind dividend on preferred stock	1,108	1,054
Depreciation and amortization	7,288	6,532
Interest expense, net	4,692	4,459
Impact of interest rate swap	252	378
Income tax provision (benefit)	(539)	1,099
Merger and acquisition related expenses	98	--
Adjusted EBITDA	$ 11,043	$ 13,032
Adjusted EBITDA as a percentage of revenue	21.1%	27.0%

The following table presents a reconciliation of net loss available to common stockholders to adjusted net income (loss) available to common stockholders to exclude impact of interest rate swap agreements, merger and acquisition related expenses, and tax impact of vested restricted shares (in thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

Adjusted net income (loss) available to common stockholders to exclude impact of interest rate swap agreements, merger and acquisition related expenses, tax impact of vested restricted shares:
	Three Months Ended March 31,
	2010	2009

Net loss available to common stockholders	$ (1,856)	$ (490)
Impact of interest rate swap, net of tax	112	221
Merger and acquisition related expenses, net of tax	45	--
Tax impact of vested restricted shares	132	377
Adjusted net income (loss) available to common stockholders	$ (1,567)	$ 108

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders	$ (0.10)	$ (0.03)
Impact of interest rate swap, net of tax	0.01	0.02
Merger and acquisition related expenses, net of tax	0.00	--
Tax impact of vested restricted shares	0.01	0.02
Adjusted net income (loss) available to common stockholders to exclude impact of interest rate swap agreements, merger and acquisition related expenses, tax impact of vested restricted shares:
— Basic	$ (0.08)	$ 0.01
— Diluted	$ (0.08)	$ 0.01
WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	19,523	15,742
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	19,523	15,823

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Supplemental Disclosures
(Dollars in millions unless otherwise indicated)

	Three Months Ended March 31, 2010		Three Months Ended March 31, 2009
Revenue Breakdown:
Collection	$ 29.7	48.7%	$ 31.3	54.8%
Disposal	21.1	34.5%	17.1	29.9%
Transfer	7.7	12.7%	6.4	11.2%
Other	2.5	4.1%	2.3	4.1%
Total	61.0	100.0%	57.1	100.0%
Intercompany eliminations	(8.7)		(8.9)
Total reported revenue	$ 52.3		$ 48.2

Internalization of Disposal:
Three months ended March 31, 2010	67.1%

	Three Months Ended March 31, 2010 vs. 2009
Revenue Growth (Decline):
Volume	$ (2.7)	-5.6%
Price	(1.1)	-2.3%
Fuel surcharge	--	0.0%
Acquisitions	7.9	16.4%
Total revenue growth (decline)	$ 4.1	8.5%

	Amount	% of Revenue
Cost of Services:
Three months ended March 31, 2009	$ 31.9	66.3%
Live Earth acquisition (heavy transportation)	6.7
Fuel costs	0.7
Operating labor	(0.6)
Bad debt	(0.4)
Insurance	(0.6)
Other - net	0.4
Three months ended March 31, 2010	$ 38.1	72.9%

	March 31, 2010
Debt-to-Capitalization:
Long-term debt including current maturities	$ 219.5
Total equity including preferred stock	159.9
Total capitalization	$ 379.4

Debt-to-total capitalization	57.9%

Net Debt-to-Capitalization:

Long-term debt including current maturities	$ 219.5
Cash on hand	(5.0)
Net debt	214.5
Total equity including preferred stock	159.9
Total capitalization	$ 374.4

Net debt-to-total capitalization	57.3%
CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400
          Houston, Texas